UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC. 20540

FORM 24F-2
ANNUAL NOTICE OF SECURITIES SOLD
PURSUANT TO RULE 24F-2

Read instructions at end of form before preparing form.

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1.      Name and address of issuer:
        Small Cap Value Fund, Inc.
        8150 N. Central Expwy #M1120
        Dallas, Texas 75206

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2. The name of each series or class of securities for which this Form is filed (If the Form is being filed for all series and classes of securities of the issuer, check the box but do not list se